UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Affinion Group Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	16-1732155
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

100 Connecticut Avenue Norwalk, Connecticut	06850
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-144099

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to Be Registered.

The information required by this Item 1 is set forth under the caption “Description of Capital Stock” in the Registrant’s registration statement on Form S-1 as filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2007 (Registration No. 333-144099) (the “Registration Statement”), as amended pursuant to Amendment No. 1 to the Registration Statement as filed with the SEC on August 6, 2007, as amended pursuant to Amendment No. 2 to the Registration Statement as filed with the SEC on August 21, 2007, as amended pursuant to Amendment No. 3 to the Registration Statement as filed with the SEC on September 24, 2007, and as may hereafter be amended, covering the offer and sale of shares of the class of securities to be registered hereby, which description is incorporated herein by reference. In addition, any description under the caption “Description of Capital Stock” in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: October 4, 2007	By:	/s/ Todd H. Siegel
Todd H. Siegel
Executive Vice President and General Counsel

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